September 24, 2014 Dear Shareholder: As many of you know, we have previously discussed our strategy to use debt to fuel our future growth when we felt it cost-effective. As such, we thought it important to share with investors an update of our progress. We have been reviewing a number of very interesting proposals for a significant amount of funds from banks and finance companies and now believe the pricing and terms are favorable. While we are not committed to terms and timing at this moment, we believe this financing option is now viable and available. If you have any questions or comments related to financing, I encourage you to send me am email at jhatsopoulos@americandg.com. Please include your phone number and I will call you back. Sincerely, John N. Hatsopoulos Chief Executive Officer FORWARD-LOOKING STATEMENTS This letter contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The company may or may not execute a debt facility or use debt for its projects. The statements in this letter are made as of the date of this letter, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.